Exhibit 5.1

[WOMBLE BOND DICKINSON (US) LLP LETTERHEAD]

February 7, 2018

Akoustis Technologies, Inc.

9805 Northcross Center Court, Suite A

Huntersville, NC 28078

Re:	Registration Statement on Form S-8 Relating to the Akoustis, Inc. 2014 Stock Plan, as amended (the “2014 Plan”) and the Akoustis Technologies, Inc. 2015 Equity Incentive Plan, as amended (the “2015 Plan” and, together with the 2014 Plan, the “Plans”)

Ladies and Gentlemen:

We have acted as counsel to Akoustis Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof. The Registration Statement relates to 1,285,636 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), of which (i) 516,815 have been issued by the Company pursuant to restricted stock awards granted under the 2014 Plan (the “2014 Selling Stockholder Shares”), (ii) 608,821 have been issued by the Company pursuant to restricted stock awards granted under the 2015 Plan (the “2015 Selling Stockholder Shares” and together with the 2014 Selling Stockholder Shares, the “Selling Stockholder Shares”), and (iii) 160,000 may be issued by the Company pursuant to the exercise of outstanding stock options granted under the 2015 Plan (the “Selling Stockholder Option Shares”). The Shares may be offered and sold by certain selling stockholders pursuant to the reoffer prospectus contained in the Registration Statement.

This opinion is being furnished pursuant to and in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5) of Regulation S-K under the 1933 Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus or any prospectus supplement other than as expressly stated herein with respect to the issuance of the Shares.

As the Company’s counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and bylaws, each as amended to date, and minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Shares, as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

For the purpose of this opinion, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (c) the proper issuance and accuracy of certificates of public officials and representatives of the Company. In rendering opinions as to future events, we have assumed the facts and law existing on the date hereof.

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and:

1.                  The Selling Stockholder Option Shares, when issued and delivered against payment therefor in the manner contemplated in the 2015 Plan, will be validly issued, fully paid and nonassessable.

2.                  The Selling Stockholder Shares are validly issued, fully paid and nonassessable.

This opinion is limited to the Delaware General Corporation Law (“DGCL”) as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to the name of our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Womble Bond Dickinson (US) LLP

WOMBLE BOND DICKINSON (US) LLP